                                                                      EXHIBIT 21


                        SUBSIDIARIES OF HARTE-HANKS, INC.
                              As of March 31, 2001

                                                                    Jurisdiction of
Name of Entity                                                        Organization               % Owned
--------------                                                      ---------------              -------
DiMark, Inc.                                                        New Jersey                    100%
DMK, Inc.                                                           Delaware                      100%(2)
The Flyer Publishing Corporation                                    Florida                       100%
Harte-Hanks CRM Services UK Limited                                 England                       100%
Harte-Hanks Data Services LLC                                       Maryland                      100%
Harte-Hanks Data Technologies LLC                                   Delaware                      100%
Harte-Hanks Delaware, Inc.                                          Delaware                      100%
Harte-Hanks Direct, LLC                                             Delaware                      100%(1)
Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                      100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                          100%
Harte-Hanks Direct Marketing/Dallas, L.P.                           Delaware                      100%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                    100%
Harte-Hanks Direct Marketing/Jacksonville, LLC                      Delaware                      100%(10)
Harte-Hanks Direct Marketing/Kansas City, LLC                       Delaware                      100%(11)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                        100%(3)
Harte-Hanks IRG, Inc.                                               Michigan                      100%
Harte-Hanks Limited                                                 England                       100%(3)
Harte-Hanks Market Intelligence, Inc.                               California                    100%
Harte-Hanks Market Intelligence Espana LLC                          Colorado                      100%
Harte-Hanks Market Intelligence Europe B.V.                         Netherlands                   100%
Harte-Hanks Market Intelligence GmbH                                Germany                       100%(4)
Harte-Hanks Market Intelligence Limited                             Ireland                       100%(4)
Harte-Hanks Market Intelligence Limited                             England                       100%(4)
Harte-Hanks Market Intelligence SAS                                 France                        100%(4)
Harte-Hanks Market Research, Inc.                                   New Jersey                    100%
Harte-Hanks Partnership, Ltd.                                       Texas                         100%(5)
Harte-Hanks Print, Inc.                                             New Jersey                    100%
Harte-Hanks Pty. Limited                                            Australia                     100%(3)
Harte-Hanks Response Management/Austin L.P.                         Delaware                      100%(6)
Harte-Hanks Response Management/Boston, Inc.                        Massachusetts                 100%
Harte-Hanks Response Management Call Centers, Inc.                  Delaware                      100%
Harte-Hanks Response Management Europe                              Belgium                       100%
Harte-Hanks Shoppers, Inc.                                          California                    100%
Harte-Hanks Stock Plan, Inc.                                        Delaware                      100%
Harte-Hanks Teleservices, LLC                                       Delaware                      100%(2)
H&R Communications, LLC                                             Delaware                      100%(2)
HTS, Inc.                                                           Connecticut                   100%
Information for Marketing Limited (shell corporation)               England                       100%(7)
NSO, Inc.                                                           Ohio                          100%
Printing Management Systems, Inc.                                   Delaware                      100%
Sales Support Services, Inc.                                        New Jersey                    100%(8)
Sales Support Services of Texas, Inc.                               Delaware                      100%(9)
salessupport.com, Inc.                                              Delaware                      100%(9)
Southern Comprint Co.                                               California                    100%
Spectral Resources, Inc.                                            New York                      100%

(1)  Owned by Harte-Hanks Response Management Call Centers, Inc.
(2)  Owned by Harte-Hanks Direct, LLC
(3)  Owned by Harte-Hanks Data Technologies LLC
(4)  Owned by Harte-Hanks Market Intelligence Europe B.V.
(5)  99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks, Inc.
(6)  99% Owned by Harte-Hanks Stock Plan, Inc.
      1% Owned by Harte-Hanks Response Management Call Centers, Inc.
(7)  Owned by Harte-Hanks Limited
(8)  Owned by Harte-Hanks Delaware, Inc.
(9)  Owned by Sales Support Services, Inc.
(10) Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.
(11) Owned by Printing Management Systems, Inc.